Exhibit 99.1


                                [GRAPHIC OMITTED]

August 31, 2005
FOR IMMEDIATE RELEASE

                    PLIANT ANNOUNCES CHIEF FINANCIAL OFFICER

SCHAUMBURG, IL - Harold Bevis, President and CEO of Pliant Corporation, announced the appointment of JOE Kwederis as CHIEF FINANCIAL OFFICER. Joe joined Pliant earlier this year as Senior Vice President-Finance and has distinguished himself in that role by providing leadership to the financial organization and to Pliant.

Before joining Pliant, Joe was CFO of Dura-Line Corporation, a manufacturer of plastic extrusion products. Prior to that assignment, Joe was VP-Finance at International Wire Group. He had joined them after spending over 20 years with General Cable Corporation where he held financial management positions.

Joe received his BS in Accounting from Rutgers University and holds an MBA from the University of Connecticut.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 23 manufacturing and research and development facilities around the world, and employs approximately 2,950 people.

For more information, please contact Trisha Feely, Vice President of Human Resources, at (847) 969-3351 or visit WWW.PLIANTCORP.COM.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S ABILITY TO FULFILL ITS OBLIGATIONS UNDER THE AGREEMENTS AND MEET MILESTONES THEREUNDER, SUCCESSFUL COMPLETION OF PRODUCT RESEARCH AND DEVELOPMENT, THE SUCCESS OF PRODUCT TESTS AND COMMERCIALIZATION RISKS. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS IS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC.

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